UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

Spruce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39594	81-2154263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Junipero Serra Boulevard, Suite 640 Daly City, California		94014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 655-4168

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 6, 2022, Spruce Biosciences, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the offer letter, dated December 29, 2021, by and between the Company and Javier Szwarcberg, M.D., MPH, the Company’s Chief Executive Officer (the “Offer Letter”). Pursuant to the Amendment, with respect to the Second Stock Option (as defined in the Offer Letter) only, the vesting acceleration benefits under the Company’s Severance and Change in Control Plan (the “Severance Plan”) applicable to a Change in Control Termination (as defined in the Severance Plan) will only apply for a Change in Control (as defined in the Severance Plan) with an effective date on or after January 3, 2023. Dr. Szwarcberg will continue to be subject to the terms and conditions of the Offer Letter, as amended by the Amendment. The foregoing description of the Offer Letter and Amendment is not complete and is qualified in its entirety by reference to the text of the Offer Letter, as amended by the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Offer Letter, by and between the Company and Javier Szwarcberg, M.D., MPH, dated April 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRUCE BIOSCIENCES, INC.

Date: April 8, 2022	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer